Exhibit 10.1

FIRST AMENDMENT TO THE

2020 STOCK INCENTIVE PLAN

FOR KEY EMPLOYEES OF

HCA HEALTHCARE, INC. AND ITS AFFILIATES

Effective as of April 24, 2025

WHEREAS, HCA Healthcare, Inc., a Delaware corporation (the “Company”), has previously adopted the Company’s 2020 Stock Incentive Plan For Key Employees of HCA Healthcare, Inc. and its Affiliates (the “Plan”);

WHEREAS, pursuant to Section 10(b) of the Plan, the Company’s Board of Directors desires to amend Section 6(a) of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Grants under the Plan, subject to and effective upon approval of the Company’s stockholders at the 2025 annual meeting of stockholders of the Company.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed to such terms in the Plan.

2. Section 2(j) is deleted in its entirety and replaced with the following:

“Effective Date” means April 24, 2025.

3. The first sentence of Section 6(a) is deleted in its entirety and replaced with the following:

“The aggregate number of Shares authorized for issuance after February 24, 2025 pursuant to Grants under the Prior Plan and this Plan shall be 18,542,144, subject to adjustment as provided for in Sections 8 and 9 (the “Share Reserve”).”

4. Except as expressly stated herein, all other portions of the Plan remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

5. This First Amendment shall become effective on the date it is approved by the Company’s stockholders.